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                                                                  EXHIBIT 99(1)

          Gary Loveman To Assume CEO Post At Harrah's Entertainment;
   Philip Satre Remains Chairman; Tim Wilmott Named Chief Operating Officer

     LAS VEGAS, September 4, 2002 - Harrah's Entertainment, Inc. (NYSE:HET) said today Chairman and Chief Executive Officer Philip G. Satre will turn over his CEO position to Harrah's President and Chief Operating Officer Gary Loveman, effective January 1, 2003.

     Satre, 53, who has led the company through its expansion across Nevada and throughout the country, will remain chairman of the Harrah's
Entertainment board of directors. He will also continue to chair the board's executive committee.

     "As CEO, I've achieved the goals I set for myself - to position Harrah's for sustainable revenue and earnings growth and to distinguish it from other gaming companies," Satre said. "For a company whose core values center on our employees, customers and communities, my job has also been to ensure that we have clear management succession plans, including a strong successor in place for me. That's why it is a distinct privilege for me to announce that Gary Loveman will be Harrah's next chief executive officer.

     "Gary has been a key driver of our strategy and, more than any other individual, is responsible for enabling Harrah's to achieve our goals over the past four and a half years," Satre said. "His extraordinary performance made him the clear choice when the board and I began planning this succession many months ago. I could not be more pleased to report the board's unanimous approval. It's now time for Gary to take Harrah's to the next level."

     "I am truly honored that Phil and the board of directors have selected me as the next CEO of Harrah's," said Loveman, 42. "What we have been able to accomplish over

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the past four and a half years is a testament to the abilities and dedication of each of our 42,000 employees.

     "The legacy established by Bill Harrah has been greatly enhanced by Phil Satre, whose integrity, wisdom and business acumen have led the company's expansion from just four casinos to 26 over the past two decades," Loveman said. "Harrah's, and I, will continue to benefit from his leadership and counsel as the company's chairman for years to come.

     "The opportunities for continued growth have never been brighter than they are today," Loveman said. "We have established and validated the precursors to sustainable organic growth: Our Total Rewards(C) player loyalty program and our customer relationship marketing expertise continue to drive same-store sales growth. Newly developed analytical tools help ensure that our same-store sales increases yield same-store earnings gains.

     "At the same time, development and acquisition opportunities are especially robust," Loveman said. "Many jurisdictions in the United States and abroad are considering the legalization of casino gaming, and we have the financial and management strength to seize strategic opportunities as they arise. I am truly excited about the future."

     Satre said Loveman's promotion will provide a seamless continuity to execution of the company's strategy.

     "The business plan we adopted in the early 1990s focused on expanding our geographic diversification, making accretive acquisitions and capital investments, developing industry-leading marketing expertise and delivering great customer service," Satre said. "That has resulted in consistent and sustainable revenue and earnings

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growth, the casino industry's strongest balance sheet and an energized and highly competent management team.

     "That winning strategy is not changing," Satre said. "We are committed to continue expanding on those industry-leading capabilities and to developing new ones to ensure revenue and earnings growth that will benefit our shareholders, customers and employees.

     "The impact Gary has had on Harrah's since joining us in 1998 has been enormous," Satre said. "His appreciation for the value of the Harrah's brand, his insistence on providing ever-greater customer service and his determination to build outstanding marketing capabilities have enabled us to achieve same-store revenue gains for 14 consecutive quarters."

     With Loveman serving as the company's CEO and president, Harrah's Eastern Division President Timothy Wilmott, 44, will assume Loveman's COO duties. Wilmott, a graduate of the Wharton School of Business with an MBA in corporate finance, has been Eastern Division president since 1997 and a Harrah's executive since 1987.

     Loveman said Wilmott's experience as president of Harrah's Eastern Division has prepared him for the role of COO. "Tim has proven his leadership abilities in running the Eastern Division," Loveman said. "He is an executive fully capable of ensuring our 26 casinos continue their strong performances."

     "My charge will be to ensure that the operating businesses under my control continue to show revenue and earnings growth," Wilmott said. "To do that, I will focus on adding value to our Total Rewards program, increasing our customer acquisition and marketing efforts, continuing development and rollout of industry-leading analytical tools, accelerating the execution of major competitive initiatives and delivering even greater customer service and recognition."

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     Satre joined Harrah's in 1980 as vice president, general counsel and secretary. He was named president and CEO of the Harrah's Gaming Group in 1984 and joined the company's board of directors in 1988. He was named CEO of the company in 1994 and in 1997 was elected chairman of Harrah's, a position he will continue to hold. He is also a director of the National Center for Responsible Gaming, the American Gaming Association, TABCORP Holdings Limited, JDN Realty Corp., the UNLV Foundation and the UC Davis School of Law Alumni Association Board.

     In May 2002, CHIEF EXECUTIVE MAGAZINE named Satre one of the nation's top 100 CEOs. Previously, CASINO JOURNAL selected him "Gaming Executive of the Year," and THE WALL STREET TRANSCRIPT named him best chief executive in the hotel and casino industries. He was the first recipient of the Robert L. Custer Award from the National Council on Problem Gambling for his leadership role in addressing problem gambling.

     Since joining the company in 1998, Loveman has been responsible for all Harrah's revenue-generating businesses, including 26 casinos, 15,000 hotel rooms and more than 100 restaurants. He is a member of the Harrah's board of directors and also serves on the boards of Ventas, Inc. (NYSE: VTR) and Coach, Inc. (NYSE:COH).

     Loveman has a Ph.D in economics from the Massachusetts Institute of Technology and a B.A. in economics from Wesleyan University. A former associate professor of business administration at the Harvard University Graduate School of Business Administration, Loveman has authored three books, numerous academic papers and articles for the HARVARD BUSINESS REVIEW.

     Harrah's Entertainment will host a conference call on Thursday, September 5, at 9:30 a.m. Eastern Daylight Time to discuss the management changes described in this release. Those interested in participating in the call should dial 1-888-399-2695, or 1-706-679-7646 for international callers, approximately 10 minutes before the call start

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time. A replay of the conference call can be accessed at 1-800-642-1687, or
1-706-645-9291 for international callers, beginning at 12:30 p.m. EDT Thursday, September 5. The replay will be available through 11:59 p.m. EDT on Wednesday, September 11. The passcode number for the replay is 5749559.

     Parties wanting to listen to the live conference call on the Internet may do so on the company's web site - WWW.HARRAHS.COM - in the Investor Relations section behind the "About Us" tab.

     Founded 65 years ago, Harrah's Entertainment, Inc. operates 26 casinos in the United States, primarily under the Harrah's brand name. Harrah's Entertainment is focused on building loyalty and value with its target customers through a unique combination of great service, excellent products, unsurpassed distribution, operational excellence and technology leadership.

     This release includes "forward-looking statements: intended to quality for the safe harbor form liability established by the Private Securities Litigation Reform Act of 1995. You can identify these statements by the fact that they do not relate strictly to historical or current facts. These statements contain words such as "may," "will," "project," "might," "expect," "believe," "anticipate," "intend," "could," "would," "estimate," "continue" or "pursue, or the negative or other variations thereof or comparable terminology. In particular, they include statements relating to, among other things, future actions, new projects, strategies, future performance, the outcome of contingencies such as legal proceedings and future financial results. We have based these forward-looking statements on our current expectations and projections about future events.

     We caution the reader that forward-looking statements involve risks and uncertainties that cannot be predicted or quantified and, consequently, actual results

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may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to, the following factors as well as other factors described from time to time in our reports filed with the Securities and Exchange Commission:

     - the effect of economic, credit, and capital market conditions on the economy in general, and on gaming and hotel companies in particular;

     - construction factors, including delays, zoning issues, environmental restrictions, soil and water conditions, weather and other hazards, site access matters and building permit issues;

     - our ability to timely and cost effectively integrate into our operations the companies that we acquire;

     -  access to available and feasible financing;

     - changes in laws (including increased tax rates), regulations or accounting standards, third-party relations and approvals, and decisions of courts, regulators and governmental bodies;

     - litigation outcomes and judicial actions, including gaming legislative actions, referenda and taxation;

     - ability of our customer-tracking ad yield-management programs to continue to increase customer loyalty;

     - our ability to recoup costs of capital investments through higher revenues;

     -  acts of war or terrorist incidents;

     -  abnormal gaming holds, and

     - the effects of competition, including locations of competitors and operating and market conditions.

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     Any forward-looking statements are made pursuant to the Private
Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.